Exhibit (d)(2)(ii)

AMENDED AND RESTATED EXHIBIT A – FUNDS AND MANAGEMENT FEES

Pursuant to Section 4(a) of the Management Agreement between Northern Funds (the “Trust”) and Northern Trust Investments, Inc. (“NTI”) dated June 6, 2025, as amended, the Trust shall pay to NTI a fee at the annual rate calculated as a percentage of each Fund’s assets as set forth below:

EXHIBIT A

FUNDS AND MANAGEMENT FEES

	Fund Name	Unitary Management Fee in basis points (as a percentage of Fund’s average daily net assets)
1.	Northern Trust Short-Term Tax-Exempt Bond ETF	5.00

2.	Northern Trust Intermediate Tax-Exempt Bond ETF	5.00

3.	Northern Trust Tax-Exempt Bond ETF	5.00

4.	Northern Trust 2030 Inflation-Linked Distributing Ladder ETF	10.00

5.	Northern Trust 2035 Inflation-Linked Distributing Ladder ETF	10.00

6.	Northern Trust 2045 Inflation-Linked Distributing Ladder ETF	10.00

7.	Northern Trust 2055 Inflation-Linked Distributing Ladder ETF	10.00

8.	Northern Trust 2030 Tax-Exempt Distributing Ladder ETF	18.00

9.	Northern Trust 2035 Tax-Exempt Distributing Ladder ETF	18.00

10.	Northern Trust 2045 Tax-Exempt Distributing Ladder ETF	18.00

11.	Northern Trust 2055 Tax-Exempt Distributing Ladder ETF	18.00

12.	Northern Trust US Equity ETF	8.00

13.	Northern Trust 2031 Inflation-Linked Distributing Ladder ETF	10.00

14.	Northern Trust 2036 Inflation-Linked Distributing Ladder ETF	10.00

15.	Northern Trust 2046 Inflation-Linked Distributing Ladder ETF	10.00

16.	Northern Trust 2056 Inflation-Linked Distributing Ladder ETF	10.00

17.	Northern Trust 2031 Tax-Exempt Distributing Ladder ETF	18.00

18.	Northern Trust 2036 Tax-Exempt Distributing Ladder ETF	18.00

19.	Northern Trust 2046 Tax-Exempt Distributing Ladder ETF	18.00

20.	Northern Trust 2056 Tax-Exempt Distributing Ladder ETF	18.00

21.	Northern Trust New York Intermediate Tax-Exempt Bond ETF	9.00

22.	Northern Trust California Intermediate Tax-Exempt Bond ETF	6.00

23.	Northern Trust Equity Income ETF	46.00

24.	Northern Trust MSCI US 500 ETF	4.00

25.	Northern Trust MSCI US 400 ETF	9.00

26.	Northern Trust MSCI US 2000 ETF	9.00

27.	Northern Trust MSCI EAFE ETF	9.00

28.	Northern Trust Tax-Advantaged Ultra-Short Income ETF	23.00

NORTHERN FUNDS	NORTHERN TRUST INVESTMENTS, INC.

NTAC:3NS-20

By:/s/ Kevin P. O’Rourke	By:/s/ Randal Rein
Name: Kevin P. O’Rourke	Name: Randal Rein
Title: President	Title: Senior Vice President
Date: August 20, 2026	Date: August 20, 2026

NTAC:3NS-20